Exhibit 99.1

28405 Van Dyke Avenue
Warren, Michigan 48093
www.AssetAcceptance.com

Contact:

Victoria Sivrais

FD

312-553-6715 / victoria.sivrais@fd.com

Asset Acceptance Capital Corp. Reports Third Quarter 2010 Results

The Company increases year over year purchasing by 53% for the first nine months of 2010

Warren, Mich., November 2, 2010 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today reported results for the quarter ended September 30, 2010.

Financial highlights from the third quarter 2010 included:

•	Cash collections of $78.9 million;

•	Revenues of $48.5 million;

•	Operating expenses of $48.0 million, or 60.9% percent of cash collections;

•	Net income of $4.2 million, or $0.14 per diluted share;

•	Impact of the previously announced exit of healthcare collection activities conducted by our Premium Asset Recovery Corporation (“PARC”) subsidiary as follows:

•	Gain on sale of healthcare receivables of $0.5 million or $0.02 per diluted share before income taxes;

•	Restructuring charges related to the closing of the Deerfield Beach, FL office housing PARC of $1.3 million or ($0.04) per diluted share before income taxes;

•	Tax benefit of $5.5 million or $0.18 per diluted share.

The Company’s operational highlights included:

•	Acquired $41.3 million (net of buybacks) in charged-off consumer receivable portfolios with an aggregate value of $1,177.0 million, or 3.51% of face value;

•	Closed the Deerfield Beach, FL office, an action that is expected to yield an annualized savings of $2.5 million;

•	Acquisition of substantially all of the assets of BSI eSolutions, LLC, the Company’s collections platform software partner for $0.8 million; and

•	On October 4th, announced closure of our Chicago office, which is expected to yield annual savings of $2.0 million.

Rion Needs, President and CEO of Asset Acceptance Capital Corp, commented: “We maintained momentum during the third quarter, advancing on a number of our previously stated strategic initiatives. Specifically, we continued to drive collections, achieving the first year-over-year growth in roughly two years. While we have made significant progress, in terms of increasing purchasing, eliminating underperforming assets, and focusing on operating efficiencies, there is more work to be done. Looking ahead, we remain focused on the actions and initiatives that will favorably impact long-term profitability and productivity without sacrificing top-line collections.”

Asset Acceptance Third Quarter 2010 Results

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Third Quarter 2010 Financial Highlights

Please refer to Supplemental Financial Data beginning on page six for additional information about the Company’s financial results for the three and nine months ended September 30, 2010 and comparable prior year periods. In addition, please see a reconciliation of net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA on page 13.

Asset Acceptance reported cash collections of $78.9 million in the quarter ended September 30, 2010, an increase of 1.3% compared to cash collections of $77.8 million in the year-ago period. Excluding healthcare collections, growth was 3.3% for the quarter.

Total revenues were $48.5 million in the third quarter of 2010, an increase of 1.7% compared to total revenues of $47.7 million in the third quarter of 2009. Amortization of purchased receivables in the third quarter of 2010 was 40.0% of total cash collections versus 39.0% of total cash collections in the third quarter of 2009. The Company reported a net impairment reversal of $0.7 million on purchased receivables in the third quarter, versus a net impairment charge of $6.8 million in the prior year quarter.

Total operating expenses of $48.0 million for the third quarter were $0.1 million lower than the 2009 third quarter. For the 2010 third quarter, Asset Acceptance reported operating expenses of 60.9% of cash collections, down from 61.8% of cash collections in the prior year quarter. Excluding restructuring and impairment charges of $1.3 million and $1.2 million in third quarter 2010 and third quarter 2009, respectively, operating expenses were 59.3% of cash collections compared to 60.3% in third quarter 2009.

Net income for the quarter was $4.2 million, or $0.14 per fully diluted share, compared to a loss of $1.6 million, or $0.05 per fully diluted share, in the third quarter of 2009. For the third quarter 2010, the Company recorded restructuring charges related to the closing of the Deerfield Beach office housing the PARC subsidiary and a gain on the sale of healthcare receivables, which resulted in a combined impact of $(0.02) per fully diluted share before income taxes. The Company also recorded a tax benefit as part of the PARC transaction of $0.18 per fully diluted share.

Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivables amortization (“Adjusted EBITDA”), was $33.9 million in the third quarter of 2010, up 4.0% compared to the year-ago period.

During the third quarter of 2010, the Company invested $41.3 million to purchase charged-off consumer debt portfolios with a face value of $1,177.0 million, for a blended rate of 3.51%. This compares to the prior-year third quarter, when the Company invested $36.9 million to purchase consumer debt portfolios with a face value of $1,585.6 million, representing a blended rate of 2.33% of face value. All purchase data is adjusted for buybacks.

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First Nine Months 2010 Financial Highlights

For the nine-month period ended September 30, 2010, the Company reported cash collections of $252.3 million compared to cash collections of $259.2 million in the first nine months of 2009, a decline of 2.7%. Excluding healthcare, total collections declined 2.2% for the first nine months of 2010.

Total revenues in the first nine months of 2010 were $150.9 million versus $153.7 million in the first nine months of 2009. For the first nine months of 2010, amortization of purchased receivables was 40.9% of total cash collections versus 41.0% of total cash collections in the same period of last year. Net impairment reversals for the first nine months of 2010 totaled $1.6 million versus net impairments of $17.1 million for the first nine months of 2009.

Total operating expenses in the first nine months of 2010 increased 2.1% to $143.1 million, from $140.2 million in the first nine months of 2009. For the first nine months of 2010, Asset Acceptance reported operating expenses of 56.7% of cash collections, up from 54.1% of cash collections in the prior year period.

Net income for the first three quarters of 2010 was $5.4 million, or $0.17 per fully diluted share, compared to net income of $3.8 million, or $0.12 per fully diluted share, in the same period of 2009. In the third quarter 2010, the Company recorded restructuring charges related to the PARC exit and a gain on the sale of healthcare receivables, which resulted in a combined impact of $(0.02) per fully diluted share before income taxes. The Company also recorded a tax benefit as part of the PARC transaction of $0.18 per fully diluted share.

For the nine-month period ended September 30, 2010, Adjusted EBITDA declined to $115.9 million, a decrease of 7.3% when compared to the same nine-month period in 2009.

During the first nine months of 2010, the Company invested $119.6 million to purchase charged-off consumer debt portfolios with a face value of $3.5 billion, for a blended rate of 3.42% of face value. This compares to the prior-year nine month period, when the Company invested $78.3 million to purchase consumer debt portfolios with a face value of $3.0 billion, representing a blended rate of 2.58%. All purchase data is adjusted for buybacks.

Reid Simpson, Senior Vice President and CFO commented: “Our third quarter performance showed meaningful progress on a number of fronts, including year-over-year improvement in cash collections, operating expenses, Adjusted EBITDA and purchasing. We are beginning to see the impact, in terms of collections, from our ramp up in purchasing, and remain on-track to reach our purchasing goals for the remainder of 2010.”

Third Quarter 2010 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 4:30 p.m. Eastern today to discuss these results and current business trends. To listen to a live webcast of the call and access the presentation, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the webcast will be available until November 2, 2011.

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About Asset Acceptance Capital Corp.

For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables, collections and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. These Risk Factors include the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include the following:

•	instability in the financial markets and a prolonged economic recession limiting our ability to access capital and to acquire and collect on charged-off receivable portfolios;

•	our ability to maintain existing, and to secure additional financing on acceptable terms;

•

a decrease in collections if changes in or enforcement of debt collection laws impair our ability to collect, including any unknown ramifications from the recently passed Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	failure to comply with government regulation, including our ability to successfully conclude the on-going FTC matter;

•	our ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts;

•	a decrease in collections as a result of negative attention or news regarding the debt collection industry and debtors’ willingness to pay the debt we acquire;

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•	the costs, uncertainties and other effects of legal and administrative proceedings impacting our ability to collect on judgments in our favor;

•	ongoing risks of litigation in our litigious industry, including individual and class actions under consumer credit, collections and other laws;

•	our ability to substantiate our application of tax rules against examinations and challenges made by tax authorities;

•

our ability to make reasonable estimates of the timing and amount of future cash receipts and values and assumptions underlying the calculation of the net impairment charges for purposes of recording purchased receivable revenues;

•

our ability to respond to changes in technology to remain competitive, including our ability to successfully complete the conversion of our legacy debt collection platform to a different software system;

•	our ability to successfully hire, train, integrate into our collections operations and retain in-house account representatives;

•	our ability to diversify beyond collecting on our purchased receivables portfolios into ancillary lines of business;

•	our ability to acquire and to collect on charged-off receivable portfolios in industries in which we have little or no experience;

•

any significant and unanticipated changes in circumstances leading to goodwill impairment or other impairment of intangible asset, which, in turn, could adversely impact earnings and reduce our net worth; and

•	other unanticipated events and conditions that may hinder our ability to compete.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

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Supplemental Financial Data

Collection Impact From Healthcare Accounts

Because of the sale of substantially all of the Company’s healthcare portfolios, future collections will not be received on these accounts. The historical impact of these collections is shown in the table below.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2010	2009	2010	2009
Collections from non-healthcare receivables	$78,799.5	$76,256.3	$248,918.7	$254,480.9
Collections from healthcare receivables	61.4	1,576.1	3,371.6	4,762.0

Total collections	$78,860.9	$77,832.4	$252,290.3	$259,242.9

Items Impacting Comparability

The table below shows the income statement impact of the PARC transaction, including the gain on sale of receivables, restructuring charges, income tax benefit and related 2009 impairment of intangible assets. The income tax benefit includes the recognition of bad debt expense for intercompany advances to PARC and an anticipated worthless stock deduction for the investment in PARC. In addition, the Company recorded income tax expense for a valuation allowance for the balance of the PARC deferred tax assets that will no longer be used in future periods. The gain on sale of receivables, restructuring charges and impairment of intangible assets are not considered non-recurring, infrequent or unusual items. However, the Company believes this information is useful to identify the impact of intangible asset impairment charges relating to the PARC trademark and trade names, and to identify the net loss for the three months ending September 30, 2010 excluding the impact of the gain on sale of receivables and net income tax benefit recorded in the quarter.

	Three Months Ended September 30, 2010			Three Months Ended September 30, 2009
($ in thousands, except earnings per share)	Statement of Operations	PARC Impact	Adjusted Statement of Operations	Statement of Operations	PARC Impact	Adjusted Statement of Operations
Total revenue (1)	$48,467.8	$526.9	$47,940.9	$47,673.8	$—	$47,673.8
Operating expenses (2)	47,990.1	1,255.8	46,734.3	48,097.8	1,167.6	46,930.2

Income (loss) from operations	477.7	(728.9)	1,206.6	(424.0)	(1,167.6)	743.6

Other expense	(2,982.4)	—	(2,982.4)	(2,416.1)	—	(2,416.1)

Loss before income taxes	(2,504.7)	(728.9)	(1,775.8)	(2,840.1)	(1,167.6)	(1,672.5)

Income tax benefit	(6,751.0)	(5,497.0)	(1,254.0)	(1,198.4)	—	(1,198.4)

Net income (loss)	$4,246.3	$4,768.1	$(521.8)	$(1,641.7)	$(1,167.6)	$(474.1)

Earnings per share	$0.14	$0.16	$(0.02)	$(0.05)	$(0.04)	$(0.01)

(1)	Impact includes an adjustment in 2010 for the gain on sale of healthcare receivables.
(2)	Impact includes an adjustment in 2010 for restructuring charges and in 2009 for impairment of trademark and trade names.

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Quarterly trends for certain financial metrics are shown in the table below.

(Unaudited, $ in Millions, except collections per account representative)	Q3 ‘10	Q2 ‘10	Q1 ‘10	Q4 ‘09	Q3 ‘09

Total revenues	$48.5	$50.9	$51.6	$18.7	$47.7

Cash collections	$78.9	$84.2	$89.2	$74.8	$77.8

Operating expenses to cash collections	60.9%	55.6%	54.2%	64.9%	61.8%

Call center collections (1)	$43.7	$45.5	$50.5	$40.5	$41.7

Legal collections (1)	$35.2	$38.7	$38.7	$34.3	$36.1

Amortization rate	40.0%	39.9%	42.7%	75.6%	39.0%

Core amortization (2)	46.2%	47.7%	51.3%	93.4%	48.2%

Collections on fully amortized portfolios	$10.6	$13.8	$14.9	$14.2	$14.9

Investment in purchased receivables (3)	$41.3	$48.6	$29.7	$42.6	$36.9

Face value of purchased receivables (3)	$1,177.0	$1,502.1	$820.6	$1,378.4	$1,585.6

Average cost of purchased receivables (3)	3.51%	3.24%	3.62%	3.09%	2.33%

Number of purchased receivable portfolios	34	41	28	37	33

Collections per account representative FTE (4)	$37,463	$36,132	$37,704	$29,345	$31,413

Average account representative FTE’s (4)	797	925	1,047	1,112	1,040

(1)	Historical amounts have been reclassified to conform to the current period presentation.
(2)	The core amortization rate is calculated as total amortization divided by collections on non-fully amortized portfolios.
(3)	All purchase data is adjusted for buybacks.
(4)	Historical information has not been adjusted for the PARC closing.

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The Company provided the following details of purchased receivable revenues by year of purchase:

	Three months ended September 30, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2004 and prior	$11,434,838	$10,052,273	N/M	N/M	$120,942	$8,794,343
2005	2,940,541	2,022,671	31.2%	12.58%	(514,400)	645,031
2006	7,661,203	4,602,803	39.9	6.84	(260,000)	800,988
2007	11,043,083	5,894,024	46.6	4.02	—	318,613
2008	14,650,321	6,553,089	55.3	3.30	—	16,415
2009	19,690,261	10,728,208	45.5	3.94	—	—
2010	11,440,679	7,470,209	34.7	2.77	—	—

Totals	$78,860,926	$47,323,277	40.0	4.79	$(653,458)	$10,575,390

	Three months ended September 30, 2009
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2003 and prior	$12,496,014	$11,988,598	N/M	N/M	$89,600	$10,936,289
2004	4,454,762	2,599,509	41.6%	6.11%	1,217,600	808,955
2005	4,853,793	3,983,559	17.9	6.50	—	822,205
2006	11,958,118	5,851,551	51.1	3.68	3,771,000	1,535,195
2007	16,308,467	7,463,259	54.2	3.06	1,448,000	659,696
2008	19,246,798	9,313,547	51.6	3.03	260,938	76,087
2009	8,514,405	6,290,230	26.1	4.05	—	32,401

Totals	$77,832,357	$47,490,253	39.0	4.84	$6,787,138	$14,870,828

	Nine months ended September 30, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2004 and prior	$41,640,745	$35,665,226	N/M	N/M	$258,711	$30,279,570
2005	12,194,237	7,510,169	38.4%	12.20%	(1,668,200)	2,548,443
2006	29,280,864	16,460,687	43.8	6.80	(209,000)	3,455,446
2007	39,139,208	20,415,995	47.8	4.10	—	2,056,216
2008	49,656,047	22,895,100	53.9	3.37	—	228,077
2009	62,999,170	34,128,022	45.8	3.76	—	762,128
2010	17,380,058	11,961,498	31.2	2.77	—	—

Totals	$252,290,329	$149,036,697	40.9	5.16	$(1,618,489)	$39,329,880

	Nine months ended September 30, 2009
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2003 and prior	$44,611,966	$41,584,236	N/M	N/M	$502,300	$37,553,786
2004	16,964,303	8,398,595	50.5%	5.48%	5,176,200	2,743,240
2005	18,395,436	8,625,423	53.1	3.96	2,745,000	899,247
2006	42,742,909	26,178,624	38.8	4.91	6,268,000	5,143,335
2007	55,618,547	28,594,655	48.6	3.51	1,448,000	2,324,444
2008	66,365,765	29,574,388	55.4	2.84	942,938	254,264
2009	14,543,945	10,093,354	30.6	3.96	—	38,651

Totals	$259,242,871	$153,049,275	41.0	5.00	$17,082,438	$48,956,967

(1)	“N/M” indicates that the calculated percentage for aggregated vintage years is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

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Purchased Receivable Revenues

The table below shows components of revenue from purchased receivables, the amortization rate and the core amortization rate. The Company uses the core amortization rate to monitor performance of pools with remaining balances, and to determine if impairments, impairment reversals, or yield increases should be recorded. Core amortization trends may identify over or under performance compared to forecast for pools with remaining balances.

The following factors contributed to the change in amortization rates from the prior year for both the three and nine month periods:

•

Amortization of receivables balances increased for the three and nine month periods in 2010 compared to the comparable prior year periods, Portfolio balances that amortize too slowly in relation to current or expected collections may lead to impairments. If portfolio balances amortize too quickly and the Company expects collections to continue to exceed expectations, previously recognized impairments may be reversed, or if there are no impairments to reverse, assigned yields may increase.

•

Net impairments are recorded as additional amortization, and increase the amortization rate, while net reversals have the opposite effect. Net impairment reversals for the three and nine month periods in 2010 reduced amortization compared to the comparable prior year periods.

•

Lower zero basis collections in 2010 compared to the comparable periods in 2009 increased the amortization rate because 100% of these collections are recorded as revenue and do not contribute towards portfolio amortization. These collections are excluded from the core amortization rate.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2010	2009	2010	2009
Cash collections:
Zero basis collections	$10,575.4	$14,870.8	$39,329.9	$48,957.0
Collections on amortizing pools	68,285.5	62,961.6	212,960.4	210,285.9

Total collections	$78,860.9	$77,832.4	$252,290.3	$259,242.9

Amortization:
Impairments	$240.0	$6,916.9	$623.9	$17,851.9
Reversals of impairments	(893.5)	(129.8)	(2,242.4)	(769.5)
Cost recovery amortization	255.9	1,332.5	1,529.7	6,571.7
Amortization of receivables balances	31,935.2	22,222.5	103,342.4	82,539.5

Total amortization	$31,537.6	$30,342.1	$103,253.6	$106,193.6

Purchased receivable revenues, net	$47,323.3	$47,490.3	$149,036.7	$153,049.3

Amortization rate	40.0%	39.0%	40.9%	41.0%

Core amortization rate (1)	46.2%	48.2%	48.5%	50.5%

(1)	The core amortization rate is calculated as total amortization divided by collections on non-fully amortized portfolios.

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Asset Acceptance Capital Corp.

Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenues
Purchased receivable revenues, net	$47,323,277	$47,490,253	$149,036,697	$153,049,275
Gain on sale of purchased receivables	532,694	3,240	857,542	3,240
Other revenues, net	611,847	180,328	1,043,094	694,457

Total revenues	48,467,818	47,673,821	150,937,333	153,746,972

Expenses
Salaries and benefits	18,452,516	19,102,293	56,618,137	57,316,187
Collections expense	23,278,032	22,752,371	70,543,422	66,519,664
Occupancy	1,722,573	1,789,286	5,171,854	5,459,528
Administrative	2,113,567	2,084,492	6,056,546	6,643,556
Restructuring charges	1,255,759	—	1,255,759	—
Depreciation and amortization	1,168,685	1,097,909	3,477,396	2,943,223
Impairment of assets	—	1,167,600	—	1,167,600
(Gain) loss on disposal of equipment and other assets	(1,021)	103,800	4,522	110,341

Total operating expenses	47,990,111	48,097,751	143,127,636	140,160,099

Income (loss) from operations	477,707	(423,930)	7,809,697	13,586,873
Other income (expense)
Interest expense	(2,997,391)	(2,424,753)	(8,514,493)	(7,538,717)
Interest income	60	10,098	1,473	14,790
Other	14,862	(1,430)	70,425	2,384

(Loss) income before income taxes	(2,504,762)	(2,840,015)	(632,898)	6,065,330
Income tax (benefit) expense	(6,751,024)	(1,198,347)	(6,010,134)	2,262,567

Net income (loss)	$4,246,262	$(1,641,668)	$5,377,236	$3,802,763

Weighted-average number of shares:
Basic	30,703,735	30,642,866	30,685,659	30,625,842
Diluted	30,741,207	30,642,866	30,753,953	30,659,555
Earnings per common share outstanding:
Basic	$0.14	$(0.05)	$0.18	$0.12
Diluted	$0.14	$(0.05)	$0.17	$0.12

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Asset Acceptance Capital Corp.

Consolidated Statements of Financial Position

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Cash	$5,240,597	$4,935,248
Purchased receivables, net	334,472,092	319,772,006
Income taxes receivable	8,985,088	5,553,181
Property and equipment, net	13,902,362	14,521,666
Goodwill	14,323,071	14,323,071
Intangible assets, net	116,665	1,079,065
Other assets	6,230,287	6,231,732

Total assets	$383,270,162	$366,415,969

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$4,413,307	$3,002,299
Accrued liabilities	16,979,731	21,294,388
Income taxes payable	1,137,889	1,196,071
Notes payable	174,934,956	160,022,514
Capital lease obligations	222,753	278,459
Deferred tax liability, net	55,417,638	57,524,754

Total liabilities	$253,106,274	$243,318,485

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,248,915 and 33,220,132 at September 30, 2010 and December 31, 2009, respectively	332,489	332,201
Additional paid in capital	149,215,900	148,243,688
Retained earnings	24,131,453	18,754,217
Accumulated other comprehensive loss, net of tax	(2,190,264)	(2,955,451)
Common stock in treasury; at cost, 2,627,339 and 2,616,424 shares at September 30, 2010 and December 31, 2009, respectively	(41,325,690)	(41,277,171)

Total stockholders’ equity	130,163,888	123,097,484

Total liabilities and stockholders’ equity	$383,270,162	$366,415,969

Asset Acceptance Third Quarter 2010 Results

Page 12 of 13 ~

ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
	2010	2009
Cash flows from operating activities
Net income	$5,377,236	$3,802,763
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,477,396	2,943,223
Amortization of deferred financing costs	931,396	394,954
Deferred income taxes	(2,645,451)	2,541,292
Share-based compensation expense	972,500	1,074,093
Net (impairment reversal) impairment of purchased receivables	(1,618,489)	17,082,438
Non-cash revenue	(10,990)	(449,126)
Loss on disposal of equipment and other assets	57,946	110,341
Gain on sale of purchased receivables	(857,542)	(3,240)
Impairment of assets	812,400	1,167,600
Changes in other assets and liabilities:
(Increase) decrease in income taxes receivable, net	(3,490,089)	523,700
Decrease in other assets	37,367	1,749,305
Increase (decrease) in accounts payable and other accrued liabilities	586,919	(3,822,548)

Net cash provided by operating activities	3,630,599	27,114,795

Cash flows from investing activities
Investments in purchased receivables, net of buy backs	(120,871,744)	(78,135,527)
Principal collected on purchased receivables	104,883,111	89,560,284
Proceeds from the sale of purchased receivables	1,375,736	3,394
Purchases of property and equipment	(1,956,267)	(3,350,989)
Payments made for asset acquisition	(793,750)	—
Proceeds from sale of property and equipment	5,255	4,197

Net cash (used in) provided by investing activities	(17,357,659)	8,081,359

Cash flows from financing activities
Borrowings under notes payable	98,300,000	24,800,000
Repayment of notes payable	(83,387,558)	(60,152,486)
Payment of deferred financing costs	(775,808)	—
Purchase of treasury shares	(48,519)	(84,690)
Repayment of capital lease obligations	(55,706)	—

Net cash provided by (used in) financing activities	14,032,409	(35,437,176)

Net increase (decrease) in cash	305,349	(241,022)
Cash at beginning of period	4,935,248	6,042,859

Cash at end of period	$5,240,597	$5,801,837

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$7,844,446	$7,591,706
Net cash paid (received) for income taxes	125,406	(742,067)
Non-cash investing and financing activities:
Increase in fair value of derivative instruments	1,303,522	1,908,096
Decrease in unrealized loss on cash flow hedge	(765,187)	(1,339,616)

Asset Acceptance Third Quarter 2010 Results

Page 13 of 13 ~

Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income plus (a) the provision for income taxes, (b) interest expense, net, (c) depreciation and amortization, (d) share-based compensation, (e) (gain) loss on sale of assets, net, (f) impairment of assets and (g) purchased receivables amortization.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts; in communications with the Board of Directors, stockholders, analysts and investors concerning its financial performance; as a key component in management’s annual incentive compensation plan; and as a measure of operating performance for the financial covenants in our amended credit agreement. The Company also believes that analysts and investors use Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in its industry.

Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income (loss)	$4,246,262	$(1,641,668)	$5,377,236	$3,802,763
Adjustments:
Income tax (benefit) expense	(6,751,024)	(1,198,347)	(6,010,134)	2,262,567
Interest expense, net	2,997,331	2,414,655	8,513,020	7,523,927
Depreciation and amortization	1,168,685	1,097,909	3,477,396	2,943,223
Share-based compensation	274,056	312,863	972,500	1,074,093
(Gain) loss on sale of assets, net	(480,291)	100,560	(799,596)	107,101
Purchased receivables amortization	31,537,649	30,342,104	103,253,632	106,193,596
Impairment of assets (1)	812,400	1,167,600	812,400	1,167,600
Other	84,452	—	303,589	—

Adjusted EBITDA	$33,889,520	$32,595,676	$115,900,043	$125,074,870

(1)	2010 impairment of assets includes the PARC trademark and trade names, which was recorded with “Restructuring charges” in the consolidated statements of operations.